UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100 Radnor, PA 19087-5283
(Address of principal executive offices)

(610) 687-5253
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on March 21, 2013, Airgas, Inc. (“Airgas” or the “Company”) Executive Chairman Peter McCausland made a presentation at the BB&T 7th Annual Commercial & Industrial Conference, which was available to the public by live webcast and replay.  In connection with the presentation, the Company disclosed certain preliminary financial information for the fiscal quarter ending March 31, 2013, as described in the press release attached as Exhibit 99.1 and incorporated herein by reference.

Non-GAAP Measure:

The press release attached as Exhibit 99.1 contains a financial measure that is not defined under U.S. generally accepted accounting principles (“GAAP”).  The Company presented its Adjusted Earnings per Diluted Share financial measure to provide investors meaningful insight into the Company’s earnings performance without the impact of Business Support Center restructuring and other special charges (benefits), net, the gain on the sale of businesses, costs (benefits) related to Air Products’ unsolicited takeover attempt, multi-employer pension plan withdrawal charges, and income tax benefits related to the LLC reorganization and foreign tax liability true-up.

The Company’s intent is to provide non-GAAP financial information to enhance investors’ understanding of the Company’s consolidated financial statements and should be considered by the reader in conjunction with the financial statements prepared in accordance with GAAP, as non-GAAP financial information is merely a supplement to, and not a replacement for, GAAP financial information.  In addition, it should be noted that the Company’s non-GAAP financial information may be different from the non-GAAP financial information provided by other companies.

Item 9.01 Financial Statements and Exhibits.

(a) None

(b) None

(c) None

(d) Exhibits.

      99.1 - Press Release dated March 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 21, 2013	AIRGAS, INC.
(Registrant)

		BY:	/s/ Thomas M. Smyth
Thomas M. Smyth
Vice President & Controller
(Principal Accounting Officer)

Exhibit Index

99.1 - Press Release dated March 21, 2013